EXHIBIT 99.1

Pursuant to Rule 13d-1(k) (1) (iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.

Date: February 14, 2023

ERIC E. SCHMIDT

/s/ Eric E. Schmidt Eric E. Schmidt

THE SCHMIDT FAMILY LIVING TRUST

By:	/s/ Eric E. Schmidt
Eric E. Schmidt, Co-Trustee

THE SCHMIDT FAMILY FOUNDATION

By:	/s/ Eric E. Schmidt
Eric E. Schmidt, Director and Vice President

THE ERIC AND WENDY SCHMIDT FUND FOR STRATEGIC INNOVATION

By:	/s/ Eric E. Schmidt
Eric E. Schmidt, Director and President